                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of Synthetic Industries, Inc. of our report dated November 17, 1995 (July 31, 1996 as to Notes 10.c and 15), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE L.L.P.
New York, New York


July 31, 1996